Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


Robert E. Balletto, President and Chief Executive Officer and Joseph W. Kennedy, Senior Vice President and Chief Financial Officer of Georgetown Bancorp, Inc. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2009 and that to the best of their knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Georgetown Bancorp, Inc. and will be retained by Georgetown Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


November 12, 2009                   /s/ Robert E. Balletto
-----------------------------       --------------------------------------------
Date                                Robert E. Balletto
                                    President and Chief Executive Officer


November 12, 2009                   /s/ Joseph W. Kennedy
-----------------------------       -------------------------------------------
Date                                Joseph W. Kennedy
                                    Senior Vice President, Chief Financial
                                    Officer and Treasurer


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